UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2023

ContextLogic Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39775	27-2930953
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE SANSOME STREET 33RD FLOOR
SAN FRANCISCO, California		94104
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 432-7323

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	WISH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the 2023 Annual Meeting of Stockholders of ContextLogic Inc. (the “Company”) held virtually on April 10, 2023 (the “Annual Meeting”) the Company’s stockholders approved an amendment to the Company’s Restated Certificate of Incorporation to effect a reverse stock split of issued and outstanding Class A common stock (the “common stock”) at a ratio of between 1-for-20 and 1-for-30 shares, with the final ratio to be selected by the Company’s Board of Directors (the “Reverse Stock Split”). Effective upon receipt of stockholder approval, the Board of Directors approved a final ratio of 1-for-30 shares such that every 30 shares of common stock are combined and reclassified into one share of common stock.

On April 10, 2023, the Company filed a certificate of amendment (the “Reverse Stock Split Amendment”) to the Company’s Restated Certificate of Incorporation with the Secretary of State of Delaware to effect a 1-for-30 Reverse Stock Split of the common stock, which became effective at 4:01 pm Eastern Time on April 11, 2023. The Reverse Stock Split Amendment will not reduce the number of authorized shares of common stock, which will remain at 3,000,000,000, and will not change the par value of the common stock, which will remain at $0.0001 per share. The Reverse Stock Split is expected to be effective for purposes of trading on the Nasdaq Global Select Market as of the opening of business on April 12, 2023. The CUSIP number for the common stock following the Reverse Stock Split will be 21077C305.

As a result of the Reverse Stock Split, every 30 shares of the common stock will be combined into one issued and outstanding share of common stock and no fractional shares will be issued. Instead, to any holder who would otherwise be entitled to receive a fractional share of common stock, the Company will issue such holder an additional fractional share such that, when combined with the fractional share otherwise issuable as a result of the Reverse Stock Split, will equal a whole share of common stock. The Reverse Stock Split will reduce the number of shares of common stock outstanding from 695,000,000 to approximately 23,170,000.

The foregoing description of the Reverse Stock Split Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Reverse Stock Split Amendment, a copy of which is filed with this report as Exhibit 3.1 and is incorporated herein reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Restated Certificate of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ContextLogic Inc.

Date:	April 12, 2023	By:	/s/ Jun Yan
Jun Yan Chief Executive Officer Principal Executive Officer